Exhibit 99.1

For Immediate Release

AuthentiDate Names Suren Pai President and CEO

Schenectady, NY–October 27, 2004–AuthentiDate Holding Corp. (NASDAQ: ADAT) today announced that Suren Pai has been named as the company’s president and chief executive officer, effective November 15, 2004. John T. Botti, who has served as CEO and Chairman of AuthentiDate will remain as Chairman.

As CEO, Mr. Pai will be responsible for the company’s strategic direction and day-to-day operations. “I am very pleased to have someone with Suren’s strengths join AuthentiDate Holding Corporation,” stated Mr. Botti. “I believe he brings the leadership skills and the background needed to take our business to the next level. Identifying the right individual to take on the CEO role has been our priority for months and all of us are pleased to have Suren take charge of the operations of AuthentiDate.”

Suren Pai, 41, brings to AuthentiDate experience in the software and wireless industries, in a variety of leadership roles focused on managing the development and growth of technology businesses. He has served in various management roles with Digital Equipment Corporation (DEC), Booz-Allen & Hamilton (in US and Asia-Pacific) and Lucent Technologies. His more recent experience includes leadership roles with young technology companies. In 1998 he founded, and served as president and CEO of Lucent Digital Radio, Inc., a spin-off from Lucent Technologies targeting the development of a broadcast standard for digital AM and FM radio. He built the company into the technology leader in its space and later led its merger into Ibiquity Digital Corporation. Following the merger he continued to serve on Ibiquity’s Board of Directors as its Co-Chairman until 2002. Since that time he has served as CEO of MobileQ, Inc., a provider of mobility software for enterprises and carriers, and most recently as CEO of Enquera, Inc., a privately held software company offering an ultra-fast data analysis platform for specialized applications in enterprise and scientific markets.

“I am extremely pleased to be joining AuthentiDate,” said Suren Pai. “It is a privilege to have the opportunity to lead the company at this exciting stage in its growth cycle. I believe that AuthentiDate is positioned well to address the emerging content security market, and we have strong resources to establish the company as a market leader in this space.”

Suren Pai received an M.B.A. from the Tuck School at Dartmouth. He also holds an M.S. from the University of Massachusetts, and a B.Tech. from the Indian Institute of Technology, New Delhi.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells proprietary document imaging software that includes the AuthentiDate technology. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on “content security” as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical offers an electronic form processing solution and utilizes the AuthentiDate technology to prove the authenticity of the content represented in completed healthcare forms.

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This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Investor Contact:	John A. Stiles John A. Stiles & Associates, L.L.C. 314-994-0560

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